                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                     STAR BUFFET, INC.
--------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               STAR BUFFET, INC.
                               420 LAWNDALE DRIVE
                           SALT LAKE CITY, UTAH 84115

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 2000

                            ------------------------

To the Stockholders of Star Buffet, Inc.:

    The Annual Meeting of Stockholders of Star Buffet, Inc. will be held at the HomeTown Buffet, 1312 N. Scottsdale Drive, Scottsdale, Arizona, on Monday,
June 26, 2000, at 9:00 a.m. for the following purposes:

    1. To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Robert E. Wheaton                      Phillip "Buddy" Johnson
Jack M. Lloyd                          Craig B. Wheaton
Thomas G. Schadt

    2. To reduce the number of authorized shares of common stock from 18,500,000 to 8,000,000 shares.

    3. To approve KPMG LLP as independent auditors for the Company for the current fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on May 15, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Robert E. Wheaton
                                          Chairman of the Board

Salt Lake City, Utah
June 1, 2000

--------------------------------------------------------------------------------

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU
   ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON ON EACH MATTER.
--------------------------------------------------------------------------------

                               STAR BUFFET, INC.
                               420 LAWNDALE DRIVE
                            SALT LAKE CITY, UT 84115

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 2000

                            ------------------------

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Star Buffet, Inc., a Delaware corporation ("Star" or the "Company"), for use at the Annual Meeting of Stockholders to be held at the HomeTown Buffet, 1312 N. Scottsdale Drive, Scottsdale, Arizona, on Monday, June 26, 2000, at 9:00 a.m. (the "Meeting").

    This Proxy Statement and accompanying proxy card (the "Proxy Card") are first being mailed to stockholders on or about June 1, 2000.

                            SOLICITATION OF PROXIES

    At the Meeting, the stockholders of Star will be asked (1) to vote upon the election of five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified, (2) to vote upon the proposal to reduce the number of authorized shares of common stock from 18,500,000 shares to 8,000,000 shares, (3) to approve KPMG LLP as independent auditors for the Company for the current fiscal year and (4) to act upon such other matters as may properly come before the Meeting or any postponements or adjournments thereof. Star's Board of Directors is asking for your proxy for use at the Meeting. A stockholder giving a proxy may revoke it at any time before it is exercised. Any proxy that is not revoked will be voted at the Meeting in accordance with the stockholder's instructions indicated on the enclosed Proxy Card. If no instructions are marked on a properly executed returned Proxy Card, the shares represented thereby will be voted FOR the election of the director nominees. Although management does not know of any other matter to be acted upon at the Meeting, shares represented by valid proxies will be voted by the persons named on the Proxy Card in accordance with their best judgment with respect to any other matters that may properly come before the Meeting.

    The cost of solicitation of proxies will be paid by Star. In addition, following the mailing of the Proxy Statement, directors, officers and regular employees of Star may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Star Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by Star for their charges and expenses in connection therewith.

                             RECORD DATE AND VOTING

    Holders of Star Common Stock of record at the close of business on May 15, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 2,950,000 shares of Star Common Stock outstanding and entitled to vote at the Meeting. No shares of the Company's preferred stock, $.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the persons named in the accompanying Proxy Card will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company.

    If any nominee becomes unavailable for any reason before the election, the persons named in the accompanying Proxy Card will have discretionary authority to vote for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

DIRECTORS

    The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

    The director nominees of Star are as follows:

NAME                                  AGE             PRINCIPAL OCCUPATION
----                                --------   ----------------------------------
Robert E. Wheaton.................     48      Chief Executive Officer, President
                                                 and Chairman
Phillip "Buddy" Johnson...........     47      President, BuddyFreddys Division
Jack M. Lloyd.....................     49      Director
Thomas G. Schadt..................     58      Director
Craig B. Wheaton..................     42      Director

    ROBERT E. WHEATON has served as the Chief Executive Officer and President and as a director of the Company since its formation in July 1997. Mr. Wheaton has been Chairman of the Board since September 1998. Mr. Wheaton served as Executive Vice President of CKE from January 1996 through January 1999. From April 1995 to January 1996, he served as Vice President and Chief Financial Officer of Denny's Inc., a subsidiary of Flagstar Corporation. From 1991 to 1995, Mr. Wheaton served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer of The Bekins Company.

    PHILLIP "BUDDY" JOHNSON has served as a Director of the Company since February 1999 and as President of the BuddyFreddys Division since it was acquired in April 1998. From 1980 until 1998, he was the founding Chairman and CEO of BuddyFreddys Enterprises. From 1991 to 1996, Mr. Johnson served as

Republican floor leader in the Florida House of Representatives. Mr. Johnson also served on the executive committee of The Foundation for Florida's Future, a non-profit corporation established in 1995 by Jeb Bush.

    JACK M. LLOYD has served as a director of the Company since the completion of the Company's initial public offering in September 1997. Mr. Lloyd has served as Chairman of the Board of DenAmerica Corp. since July 9, 1996 and as President, Chief Executive Officer and a director of DenAmerica Corp. since March 29, 1996. Mr. Lloyd served as Chairman of the Board and Chief Executive Officer of Denwest Restaurant Corp. ("DRC") from 1987 until the March 1996 merger of DRC and DenAmerica and as President of DRC from 1987 until November 1994. Mr. Lloyd engaged in commercial and residential real estate development and property management as President of First Federated Investment Corporation during the early and mid-1980's. Mr. Lloyd also currently serves as a director of Action Performance Companies, Inc. DenAmerica Corp. changed its name to Phoenix Restaurant Group on June 29, 1999.

    THOMAS G. SCHADT has served as a director of the Company since the completion of the Company's initial public offering in September 1997.
Mr. Schadt has been the Chief Executive Officer of a privately-held beverage distribution company, Bear Creek, L.L.C., since 1995. From 1976 to 1994, he held several positions with PepsiCo, Inc., most recently, Vice President of Food Service.

    CRAIG B. WHEATON has served as a director of the Company since
February 1999. Mr. Wheaton is a partner in the law firm Kilpatrick Stockton LLP. His main areas of practice include employee benefits, executive compensation and general corporate law. Mr. Wheaton received his B.A. degree, with honors, from the University of Virginia and his J.D. degree from Wake Forest University.
Mr. Wheaton was a member of the Tax Council of the North Carolina Bar Association Section on Taxation ('93-'98) and chair of its Employee Benefits Committee ('95-'97). He is a member and former president of the Triangle Benefits Forum. He is a member of the Southern Employee Benefits Conference, the Employee Benefits Committee of the American Bar Association's Section of Taxation, the National Pension Assistance Project's National Lawyers Network, and the National Association of Stock Plan Professionals. Mr. Wheaton is the brother of Robert E. Wheaton, the Company's Chairman, President and Chief Executive Officer.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or other committee performing similar functions. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors. The Audit Committee, whose current members are Messrs. Schadt, Lloyd and Craig Wheaton, monitors Star's basic accounting policies and their related system of internal control, reviews Star's audit and management reports and makes recommendations regarding the appointment of independent auditors. The Compensation Committee, whose current members are Messrs. Schadt and Lloyd, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

    During fiscal 2000, the Board of Directors held four meetings, the Audit Committee held two meetings and the Compensation Committee held one meeting. During fiscal 2000, no director attended fewer than 75% of the aggregate meetings of the Board of Directors and the committee or committees on which he served.

COMPENSATION OF DIRECTORS

    For their services as directors in fiscal 2000, each non-employee director received $2,000 per meeting of the Board of Directors and $500 per committee meeting. In addition, all directors are entitled to participate in Star's 1997 Stock Incentive Plan.

                                   PROPOSAL 2
                           REDUCTION OF THE NUMBER OF
                     AUTHORIZED SHARES OF COMMON STOCK FROM
                     18,500,000 SHARES TO 8,000,000 SHARES

REDUCTION OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has approved, subject to stockholder approval, a proposal to reduce the number of authorized shares of common stock from 18,500,000 to 8,000,000 shares.

PROPOSED RESOLUTION

    The Company's Certificate of Incorporation currently authorizes 18,500,000 shares of the Company's common stock, par value $.001 per share. On
February 24, 2000, the Board of Directors approved and adopted, subject to approval by the shareholders, an amendment of the Company's Certificate of Incorporation to reduce the number of authorized shares of common stock to 8,000,000 shares. By reducing the number of authorized but unissued shares in this fashion, the Company will be able to realize a reduction of approximately $20,000 in annual franchise taxes payable to the State of Delaware. As of May 15, 2000, the Company had less than 3,000,000 common shares outstanding and the Board believes that reducing the number of authorized common shares to 8,000,000 still leaves the Company sufficient flexibility for future corporate needs.

REQUIRED VOTE

    The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Meeting is required to approve Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3
                             SELECTION OF AUDITORS

    The Board of Directors has appointed KPMG LLP as independent auditors of the Company for the fiscal year ending January 29, 2001, it being intended that such appointment would be presented for ratification by the shareholders. KPMG LLP has audited the financial statements of the Company for the fiscal year ended January 31, 2000. KPMG will have representation at the meeting and be available to respond to appropriate questions. The representatives of KPMG LLP also will have an opportunity to make a formal statement, if they so desire.

    In the event the shareholders do not ratify the appointment of KPMG LLP, the Board of Directors will consider the selection of other independent auditors.

REQUIRED VOTE

    The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Meeting is required to approve Proposal 3. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

                                 OTHER MATTERS

    Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed Proxy Card will vote thereon in accordance with their best judgment.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

    The following table sets forth certain information regarding beneficial ownership of Star's Common Stock as of the Record Date, by (i) each person who is known by Star to beneficially own more than five percent of the outstanding Star Common Stock, (ii) each director of Star, (iii) each Named Executive Officer of Star identified in the Summary Compensation Table and (iv) all current directors and executive officers of Star as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNERSHIP        CLASS(%)(1)
------------------------------------                        -------------------   -----------
Robert E. Wheaton.........................................       1,255,637(2)        39.0%

Jack M. Lloyd.............................................          30,000(3)         1.0%

Thomas G. Schadt..........................................          30,200(3)         1.0%

Phillip "Buddy" Johnson...................................           7,700(4)           *

Craig B. Wheaton..........................................          35,500(5)         1.2%

Robert Fleming, Inc. .....................................
  320 Park Avenue--11(th) Flr.
  New York, NY 10022                                               429,565(6)        14.6%

Dresdner RCM Global Investors LLC ........................
  Four Embarcadero Center
  San Francisco, CA 94111                                          293,500(7)        10.0%

Stephen T. Watson ........................................
  237 Park Avenue, Suite 801
  New York, NY 10017                                               259,600(8)         8.8%

All executive officers and directorsas a group
  (5 persons).............................................       1,359,037(9)        41.1%

------------------------

*   Less than one percent.

(1) Calculated based on 2,950,000 shares of Star Common Stock outstanding May 15, 2000.

(2) Includes 269,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 15, 2000.

(3) Includes 30,000 shares subject to presently exercisable options or options that become exercisable within 60 days of May 15, 2000.

(4) Includes 7,500 shares subject to presently exercisable options or options that become exercisable within 60 days of May 15, 2000.

(5) Includes 22,500 shares subject to presently exercisable options or options that become exercisable within 60 days of May 15, 2000.

(6) Robert Fleming, Inc. has shared power to vote 429,565 of such shares and has shared power to dispose of all such shares. Robert Fleming, Inc. claims beneficial ownership with respect to all such shares. The information relating to the beneficial ownership of Robert Fleming, Inc. has been derived from the Schedule 13G dated February 7, 2000 filed by Robert Fleming, Inc. with the Securities and Exchange Commission. The number of shares beneficially owned by Robert Fleming, Inc. is stated as of December 31, 1999.

(7) Dresdner RCM Global Investors LLC ("Dresdner RCM") has sole power to vote 293,500 of such shares and sole power to dispose of 250,000 shares and shared power to dispose of 43,500 of such shares. Dresdner RCM claims beneficial ownership with respect to all such 293,500 shares. Dresdner RCM is a wholly owned subsidiary of Dresdner RCM US Holdings LLC ("DRCM Holdings"). DRCM Holdings, a Delaware Limited Liability Company, is a wholly owned subsidiary of Dresdner Bank AG ("Dresdner"). Dresdner is an international banking organization headquartered in Frankfurt, Germany. Dresdner RCM, DRCM Holdings and Dresdner are now filing a joint statement on Schedule 13G under the Act in connection with the common stock of Star Buffet, Inc. Previously, Dresdner RCM and DRCM Holdings filed separately from Dresdner. Effective with this filing, all three entities are now filing jointly. The information relating to the beneficial ownership of Dresdner RCM has been derived from the Schedule 13G dated February 15, 2000 filed by Dresdner RCM with the Securities and Exchange Commission. The number of shares beneficially owned by Dresdner RCM is stated as of December 31, 1999.

(8) Stephen T. Watson has sole power to vote 259,6000 of such shares and has sole power to dispose of all such shares. Stephen T. Watson claims beneficial ownership with respect to all such shares. The information relating to the beneficial ownership of Stephen T. Watson has been derived from the Schedule 13G dated March 8, 2000 filed by Stephen T. Watson with the Securities and Exchange Commission. The number of shares beneficially owned by Stephen T. Watson is stated as of December 31, 1999.

(9) Includes 359,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 15, 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR THE FISCAL YEAR
  ENDED JANUARY 31, 2000.

    The Compensation Committee (the "Committee"), comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the Board of Directors with respect to these policies and programs. In addition, the Committee makes annual recommendations to the Board of Directors concerning the compensation paid to the Chief Executive Officer and to each of the other executive officers of Star (each, an "Executive Officer"). As discussed below, the Company began its independent corporate existence on July 28, 1997 through the reorganization of direct or indirect wholly-owned subsidiaries of CKE. The Committee was not formed until after the first meeting of the Board following the formation of the Company. Since there was no Committee at the time of the first Board meeting, it was necessary for the non-employee directors of the Board to decide all compensation issues at that meeting. In addition, certain compensation arrangements were established by the Compensation Committee of the Board of Directors of CKE while the Company was a wholly-owned subsidiary of CKE.

    The following is a summary of the policies which the Board of Directors analyzed in determining the compensation for the Executive Officers of the Company. The Committee intends to follow the same general policies in determining the compensation for the Executive Officers of the Company in fiscal 2001, but may, in its discretion, alter such policies to take into consideration the applicable circumstances at the time.

    COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified executives. With respect to equity-based compensation, the Committee believes that an integral part of Star's compensation program is the ownership and retention of Star's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in Star, the value of which is dependent on Star's long-term success, a commonality of interests between Star's Executive Officers and its stockholders is fostered.

    RELATIONSHIP OF PERFORMANCE TO COMPENSATION. Compensation that may be earned by the Executive Officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each Executive Officer's compensation package for the fiscal year ended January 31, 2000 are summarized below. The Committee, in its discretion, may apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

    BASE SALARY. The base salary for each Executive Officer is set on the basis of personal performance, the salary levels in effect for comparable positions with Star's principal competitors (including, but not limited to, Star's self-determined peer group set forth in the "Stock Performance Graph"), and Star's financial performance relative to such competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual Executive Officer. Factors relating to Star's financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

    CASH BONUS. Annual bonuses are earned by each Executive Officer on the basis of Star's achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular Executive Officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. Following the completion of the fiscal year, the Committee assesses Star and individual performance against the established targets and provides for annual bonuses based on the targeted performance of levels actually achieved.

    STOCK OPTIONS. Stock option grants motivate Executive Officers to manage the business to improve long-term Star performance, and align the interests of Executive Officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of Star's outstanding shares appreciates, thereby aligning a substantial part of the Executive Officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the Executive Officer's continued employment with Star. Accordingly, an option will provide a return to the Executive Officer only if the Executive Officer remains employed by Star and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with Star, internal comparability with option grants made to other Star executives and the individual's potential for future responsibility and promotion over the option term. The Committee has established an award program which takes into account the level of responsibility in the organization, and total compensation compared to comparable companies, in making option grants to the Executive Officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with Star and the Executive Officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each Executive Officer as circumstances warrant.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Robert E. Wheaton became Star's Chief Executive Officer upon the Company's formation in July 1997. Prior to the Company's initial public offering in September 1997, Mr. Wheaton's annual base compensation was established at $250,000 for the fiscal year ended January 31, 2000, based on the philosophy described above.

    CORPORATE DEDUCTION FOR COMPENSATION. Section 162(m) of the Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. Star's 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an option, with an exercise price equal to the fair market value of the underlying shares on the grant date, will qualify as performance-based compensation that will not be limited by Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

                                          Thomas G. Schadt
                                          Jack M Lloyd

    THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT STAR SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCKHOLDER PERFORMANCE GRAPH

                  COMPARISON OF 28 MONTH CUMULATIVE TOTAL RETURN*
         AMONG STAR BUFFET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                THE DOW JONES RESTAURANTS INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       NASDAQ STOCK    DOW JONES
        STAR BUFFET, INC.  PEER GROUP  MARKET (U.S.)  RESTAURANTS
Sep-97            $100.00     $100.00        $100.00      $100.00
Jan-98             $82.35      $81.30         $96.93       $98.33
Jan-99             $39.50      $77.29        $151.71      $153.16
Jan-00             $24.37      $77.60        $236.50      $135.07

        * $100 INVESTED ON 9/25/97 IN STOCK OR INDEX -
         INCLUDING REINVESTMENT OF DIVIDENDS
         FISCAL YEAR ENDING DECEMBER 31.

    The Peer Group includes the following stocks: Garden Fresh Restaurants
(LTUS), Roadhouse Grill (GRLL), Sizzler International (SZ), Fresh Foods Inc.
(FOOD), Shell's Seafood (SHLL) and Fresh Choice (SALD). All are listed on NASDAQ except for Sizzler International, which is on the New York Stock Exchange. The Peer Group stocks are all small capitalization stocks in the family dining segment which is more relative of the business in which Star Buffet operates.

------------------------

    THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT STAR SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The Company was incorporated on July 28, 1997, through the reorganization of direct or indirect wholly-owned subsidiaries of CKE. Prior to the Company's incorporation, the Company's Executive Officers have been employed by CKE or its subsidiaries, and all or substantially all of their compensation paid prior to July 28, 1997 was paid by CKE or its subsidiaries primarily for services rendered to CKE or its subsidiaries. In connection with the organization of the Company, the Company and CKE established an allocated annual base salary of $187,000 for Robert E. Wheaton, Chairman of the Board, Chief Executive Officer and President of the Company. The following table sets forth the compensation awarded to, earned by or paid to the Company's executive officer for each of the three fiscal years ended January 26, 1998, January 25, 1999 and January 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                              SUMMARY COMPENSATION           -------------------------
                                      ------------------------------------   RESTRICTED    SECURITIES
                                                             OTHER ANNUAL       STOCK      UNDERLYING
                            FISCAL     SALARY     BONUS      COMPENSATION      AWARDS        OPTIONS
NAME AND TITLE               YEAR       ($)        ($)          ($)(4)           ($)         ($)(5)
--------------             --------   --------   --------   --------------   -----------   -----------
Robert E. Wheaton .......    2000(1)  $254,824        --        12,000                        90,000
  Chairman of the Board,     1999(2)   221,155        --         4,658                            --
  President and Chief        1998(3)    61,298        --            --                       239,237
  Executive Officer

------------------------

(1) Mr. Wheaton's annual salary was $250,000. The fifty-third week in fiscal 2000 adds the additional $4,824.

(2) Mr. Wheaton's annual salary was $250,000 in fiscal 1999. In August 1998, Mr. Wheaton's employment agreement with CKE was modified to provide that Star pays 100% of his base salary.

(3) Excludes the following amounts earned by Mr. Wheaton from CKE during fiscal 1998: (i) salary in the amount of $160,721, (ii) bonus in the amount of $80,354, (iii) other annual compensation in the amount of $8,820 and
    (iv) 16,500 options to purchase CKE's common stock. In September 1997,
    Mr. Wheaton's employment agreement with CKE was modified to provide that CKE pays 25% of his base salary and Star pays the remaining 75%.

(4) "Other Annual Compensation" represents auto related payments to Mr. Wheaton.

(5) Represents options to purchase shares of Star's common stock for fiscal 1998 and fiscal 2000.

STOCK OPTIONS

    The following table sets forth certain information with respect to the stock options granted during the fiscal year ended January 31, 2000 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                 INDIVIDUAL GRANTS                                           REALIZABLE
------------------------------------------------------------------------------------      VALUE AT ASSUMED
                                        PERCENTAGE OF                                     ANNUAL RATES OF
                           NUMBER OF    TOTAL OPTIONS                                       STOCK PRICE
                          SECURITIES      GRANTED TO                                      APPRECIATION FOR
                          UNDERLYING     EMPLOYEES IN    EXERCISE OF                        OPTION TERM
                            OPTIONS         FISCAL        BASE PRICE     EXPIRATION    ----------------------
NAME                      GRANTED(#)       YEAR(1)       ($/SHARE)(2)     DATE(3)       5%($)         10%($)
----                      -----------   --------------   ------------   ------------   --------      --------
Robert E. Wheaton.......    90,000           37.1%          $5.00       Nov. 1, 2009    71,898       381,035

------------------------

(1) Based on the number of shares being subject to options granted to all employees aggregating 242,775 for the fiscal year ended January 31, 2000.

(2) The fair market value of Star's Common Stock was $3.56 on the date of grant.

(3) All the options vest 33 1/3% upon the date of grant, 33 1/3% on the first anniversary of the date of grant and 33 1/3% on the second anniversary of the date of grant.

OPTION EXERCISES AND HOLDINGS

    No options were exercised by any of the Named Executive Officers during the fiscal year ended January 31, 2000. The following table sets forth the fiscal year end options values for all options held by the Company's Named Executive Officer.

                         FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES
                                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                              OPTIONS                  IN-THE-MONEY OPTIONS
                                      AT FISCAL YEAR END (#)          AT FISCAL YEAR END ($)
                                   -----------------------------   -----------------------------
NAME                               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                               ------------   --------------   ------------   --------------
Robert E. Wheaton................    269,237          60,000               --              --

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended January 31, 2000, no executive officer of the Company served as a member of the compensation committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires Star's executive officers and directors, and persons who own more than 10% of a registered class of star's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Star with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Star believes that, during fiscal 2000, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied.

                              CERTAIN TRANSACTIONS

    The Company and CKE are parties to a three-year Service Agreement, pursuant to which CKE provides the Company with certain multi-unit infrastructure support, including accounting and administration, purchasing services, financial services and real estate services, in exchange for which CKE receives an annual management fee in the amount of $350,000, which may be increased up to 10% per year by CKE based upon increases in CKE's cost of providing such services. Commencing February 24, 1998, the annual management fee was increased to $375,000. The Service Agreement with CKE was terminated on February 22, 1999.

                STOCKHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

    Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders (as defined below) which are intended to be presented at Star's Annual Meeting of Stockholders in 2001 must be received by Star by January 29, 2001 in order to be considered for inclusion in Star's proxy materials. The Board of Directors of Star will determine whether any such proposal will be included in its

2001 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 2001 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

    Stockholders are urged to sign and return their proxies without delay.

                                          For the Board of Directors
                                          ROBERT E. WHEATON,
                                          Chairman of the Board

June 1, 2000

    The Annual Report to Stockholders of the Company for the fiscal year ended January 31, 2000 is the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on May 3, 2000 and which is being mailed concurrently with this Proxy Statement to all stockholders of record as of May 15, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

_______________________________________________________________________________


PROXY

                               STAR BUFFET, INC.
                              420 LAWNDALE DRIVE
                           SALT LAKE CITY, UT 84115

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF STAR BUFFET, INC.

     The undersigned hereby appoints Robert E. Wheaton as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of Star Buffet, Inc. held of record by the undersigned on May 15, 2000, at the Annual Meeting of Stockholders to be held on June 26, 2000, and any postponements or adjournments thereof.




   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.


_______________________________________________________________________________
                          ^  FOLD AND DETACH HERE  ^

_______________________________________________________________________________


Please mark your votes as indicated in this example  / X /


                         FOR all of the nominees listed    WITHHOLD AUTHORITY to
                             below (except as marked to    vote for all nominees
                                    the contrary below)    listed below

1. ELECTION OF DIRECTORS:                     /   /            /   /

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

                              Robert E. Wheaton
                           Phillip "Buddy" Johnson
                                Jack M. Lloyd
                              Thomas G. Schadt
                              Craig B. Wheaton

2. To reduce the number of authorized shares of common stock from 18,500,000 to 8,000,000 shares.

                    FOR            AGAINST          ABSTAIN

                   /   /           /   /             /   /

3. To approve KPMG LLP as independent auditors for the current fiscal year.

                    FOR            AGAINST          ABSTAIN

                   /   /           /   /             /   /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

                                            YES             NO
DO YOU PLAN TO ATTEND THE MEETING?         /   /          /   /

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR THE NOMINEES LISTED ABOVE, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 2 AND ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature_______________________________________

Signature if held jointly ______________________

Dated:___________________, 2000

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

_______________________________________________________________________________
                          ^  FOLD AND DETACH HERE  ^